EXHIBIT 10.6


                         VIRTUAL CIO SERVICES AGREEMENT



                  This VIRTUAL CHIEF INFORMATION OFFICER SERVICES AGREEMENT ("Agreement"), dated as of the 26th day of August 2004, by and between Global Entertainment, Inc. and its affiliates, ("Global"), with an address at 703 Waterford Way Ste. 690, Miami, FL 33126 and International Data Consultants, Inc. ("IDC"), with an address at 13302 S.W. 128 Street, Miami, Florida 33186.

                  WHEREAS, Global desires to engage the services of IDC as an independent contractor to perform certain professional services (hereinafter collectively referred to as the "Services" or the "Work"); and

                  WHEREAS, IDC desires to be engaged as an independent contractor by Global on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and intending to be legally bound, Global and IDC agree as follows:

             1. IDC'S SERVICES. Pursuant to the terms hereof, Global hereby agrees to retain IDC as an independent contractor, and IDC agrees to be retained, on a nonexclusive basis, to carry out the Services set out in Appendix
A. IDC agrees to use its best effort, attention, knowledge and skill in carrying out the Work; acknowledges the importance of completing the Work; and acknowledges and agrees that time and the expeditious completion of tasks is of great importance. IDC undertakes to furnish to Global at such times and with such frequency as Global may request, written and oral reports containing such information with respect to IDC's Services as Global may request.

          2. 2. INDEPENDENT CONTRACTOR. It is understood and agreed that IDC's relationship with Global is that of an independent contractor and it shall not be construed as an employee, agent or partner of Global for any purpose whatsoever.

                  Consideration paid by Global to IDC in the form of service fees, or other remuneration provided under this Agreement, shall be paid without deduction for withholding taxes of any type. IDC acknowledges and agrees that it shall be solely and exclusively IDC's responsibility to report to the appropriate governmental agencies and other authorities all compensation received by IDC and to report and pay all taxes or impositions thereof. IDC shall indemnify and hold Global harmless for and against any and all claims, damages, losses or obligations asserted or imposed against Global by IDC or any other person in connection with payment or recovery of such funds. IDC shall take responsible steps to procure health, life, travel and any other insurance and/or other personal family services and plans, as none are being provided by Global for IDC.

         3. CONFIDENTIAL INFORMATION. IDC acknowledges that in the course of performing the Work, IDC may originate, develop, receive or otherwise become aware of knowledge and information concerning Global and its plans and that all such knowledge and information, whether oral or written, which is developed or acquired by, or communicated or delivered to IDC or of which IDC may otherwise become aware of are and shall be, and shall remain the confidential information of Global ("Confidential Information"). IDC further acknowledges that in the course of providing the Services, IDC may have access to certain of Global's proprietary information about its software and hardware data, specifications and designs relating to its products or other information that relates, directly or indirectly, to Global's or its affiliated companies' financial, statistical, business or technical research, development, trade secrets, processes, formulae, specifications, programs, software packages, technical know-how, methods and procedures of operation, business or marketing plans, proposals and licensed documentation ("Proprietary Information").

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                  Except in connection with the performance of the Services
hereunder, IDC shall not at any time, without the prior written consent of Global, during the term hereof or thereafter, directly or indirectly, reveal or cause to be revealed any Confidential Information or Proprietary Information, technical or otherwise, with respect to Global or any of its subsidiaries which was obtained by it as a result of the performance of the Services, provided, however, that the parties agree that the foregoing obligations with respect to confidentiality do not apply to (i) information which is in the public domain or
(ii) procedures, questionnaires and other forms developed by the IDC which do not contain or reflect confidential information. Global's records, files, drawings and documents which IDC will prepare or use or come into contact with shall be and remain Global's sole property and shall not be removed from Global 's premises without the express prior written consent of Global. IDC agrees to return any and all Confidential Information and Proprietary Information all copies made to Global upon request or upon the termination of the Agreement. IDC and Global agree that any breach of this Section 3 by or on behalf of the IDC will result in immediate and irreparable harm to Global and Global shall be entitled to obtain an injunction and/or specific performance as well as any other legal or equitable remedy necessary in order to compel compliance with the provisions hereof.

1. 4. COMPENSATION. From and after the date hereof, and for the term of this Agreement, Global shall compensate IDC as provided in Appendix A.

2. 5. EXPENSES. In the event Global should request IDC staff to travel on Global's behalf, Global will be responsible for all travel expenses including but not limited to, Air Fare, Rental Car, Taxi, Food & Lodging. IDC must provide Global with receipts for any and all expenses incurred.

3. 6. TERMINATION. If Global elects to discharge IDC Global shall notify IDC by written notice and all rights and obligations of the parties shall be terminated ten (10) business days thereinafter except as otherwise provided in this Agreement. Upon notice, IDC shall not make any new commitments to expend any funds on Global's behalf, unless Global provides its prior written approval. IDC shall only be paid for Services provided or committed to as of the date of termination.

4. 7. ASSIGNABILITY OF AGREEMENT. This Agreement is personal in nature to IDC and its rights and obligations may not and shall not be assigned, subcontracted, delegated or otherwise transferred by IDC or by operation of law or otherwise. The rights and duties of Global hereunder shall be assignable without the consent of IDC.

5. 8. INTEGRATION AND SEVERABILITY. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties. No amendment to this Agreement may be made except by a written instrument signed by both parties. The invalidity and unenforceability of any particular provision hereof shall not affect the other provisions hereof and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

6. 9. NOTICES. Any notice or demand required or permitted to be given hereunder shall be in writing and shall be effective upon the personal delivery thereof, if delivered, or, if mailed, seventy-two (72) hours after having been deposited in the United States mails, postage prepaid, registered or certified, return receipt requested and addressed as follows, or by facsimile with confirmation of receipt:


              If to IDC:                 International Data Consultants
                                              13302 S.W. 128 Street
                                              Miami, FL 33186
                                         Attn: Dennis R. Deblois President / CEO
                                         Facsimile: 305-253-7657

              If to Global:              Global Entertainment, Inc.
                                              703 Waterford Way, Ste. 690
                                              Miami, FL 33126
                                         Attn: Clinton H. Snyder CFO
                                              Facsimile: 305-373-4668

                 Either party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

1. 10. HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only and shall not be otherwise considered in the interpretation hereof.

[ ] 11. CONTROLLING LAW/DISPUTES. This Agreement shall be deemed to been made in Miami, Miami-Dade County, Florida, and shall be interpreted, and the rights and liabilities of the parties hereto determined in accordance with the laws of the state of Florida, without regard to the conflict of laws principles. The parties consent and hereby submit to the exclusive jurisdiction of the state and federal courts located in Miami-Dade County, Florida, for the determination of any and all issues between the parties related to this Agreement. Nothing in this clause limits the right of Global to bring proceedings in any other jurisdiction, whether concurrently or otherwise. IDC irrevocably submits to the jurisdiction of the state and federal courts located in Miami-Dade County, Florida, waives any right to a jury in any proceedings, and agrees to be subject to the Florida Long Arm Stature for service of process.

[ ]. 12. AGREEMENT. The Agreement consists of the following documents: . 7 pg. Agreement 2 pg. Appendix A

1. 13. INSURANCE. INTENTIONALLY LEFT BLANK

2. 14. INDEMNIFICATION. IDC shall hold harmless, defend and indemnify Global, its subsidiaries, affiliated entities and its respective officers, directors, stockholders, employees and agents and its customers from and against any and all loss, liability, cost and expense, including but not limited to attorneys' fees and costs of investigation, arising out of or in connection with the death of or injury to any person, or damage to property of any person, resulting or claimed to have resulted from the Work or Services provided hereunder, including the operation of a motor vehicle, or for any failure to comply with the terms and conditions of this Agreement. Global shall promptly notify IDC of any event for which Global is indemnified hereunder. If IDC has not assumed the defense, Global may defend this matter and any and all costs and expenses, including but not limited to attorneys' fees and costs of investigation shall be the responsibility of IDC. IDC's selection of counsel to defend the indemnified event shall be reasonably acceptable to Global.

                  IDC shall hold harmless, defend and indemnify Global its subsidiaries, affiliated entities and their respective officers, directors, stockholders, employees and agents and its customers from and against any and all loss, liability, cost and expense, including but not limited to attorney's fees and costs of investigation arising from or in connection with all suits which may be brought on account of any United States or foreign patents, trade secret, proprietary information, designs, copyrights, trademarks, trade dress, mask works or any other intellectual property rights alleged to have been infringed by the Services or deliverables provided by IDC. Global shall promptly notify IDC of any event for which Global is indemnified hereunder. If IDC has not assumed the defense, Global may defend this matter and any and all costs and expenses, including but not limited to attorneys' fees and costs of investigation shall be the responsibility of IDC. IDC's selection of counsel to defend the indemnified event shall be reasonably acceptable to Global.

                  IDC, for itself and on behalf of its family members, heirs and assigns, agrees to waive any and all claims against Global, its subsidiaries, affiliated entities and their respective officers, directors, stockholders, employees, agents and its customers for workers compensation, employers liability, group health, and life insurance benefits, unemployment benefits and any other benefits.

                  Global shall hold harmless, defend and indemnify IDC, its subsidiaries, affiliated entities and its respective officers, directors, stockholders, employees and agents and its customers from and against any and all loss, liability, cost and expense, including but not limited to attorneys' fees and costs of investigation, arising out of or in connection with the death of or injury to any person, or damage to property of any person, resulting or claimed to have resulted from the Work or Services provided hereunder, including the operation of a motor vehicle, or for any failure to comply with the terms and conditions of this Agreement. IDC shall promptly notify Global of any event for which IDC is indemnified hereunder. If Global has not assumed the defense, IDC may defend this matter and any and all costs and expenses, including but not limited to attorneys' fees and costs of investigation shall be the responsibility of Global. Global's selection of counsel to defend the indemnified event shall be reasonably acceptable to IDC.

                  Global shall hold harmless, defend and indemnify IDC its subsidiaries, affiliated entities and their respective officers, directors, stockholders, employees and agents and its customers from and against any and all loss, liability, cost and expense, including but not limited to attorney's fees and costs of investigation arising from or in connection with all suits which may be brought on account of any United States or foreign patents, trade secret, proprietary information, designs, copyrights, trademarks, trade dress, mask works or any other intellectual property rights alleged to have been infringed by the Services or deliverables provided by Global. IDC shall promptly notify Global of any event for which IDC is indemnified hereunder. If Global has not assumed the defense, IDC may defend this matter and any and all costs and expenses, including but not limited to attorneys' fees and costs of investigation shall be the responsibility of Global. Global's selection of counsel to defend the indemnified event shall be reasonably acceptable to IDC.

                  Global, for itself and on behalf of its family members, heirs and assigns, agrees to waive any and all claims against IDC, its subsidiaries, affiliated entities and their respective officers, directors, stockholders, employees, agents and its customers for workers compensation, employers liability, group health, and life insurance benefits, unemployment benefits and any other benefits.

1. 15. WARRANTY. Upon IDC's completion of the Work or Services and payment in full by Global (provided Global does not have a legitimate right to withhold payment), IDC warrants that: (i) it has the authority and the right to enter into this agreement, to perform the Work or Services and provide materials, information and deliverables hereunder, and that its obligations hereunder are not in conflict with any other of its obligations; (ii) each of its employees has the proper skill, training and background necessary to accomplish their assigned tasks; (iii) all services will be performed in a competent and professional manner, by qualified personnel and will conform to Global's requirements hereunder; (iv) neither any deliverables, information, or materials, nor the performance of any services by IDC infringe or violate the rights of any third party and Global shall receive free and clear title to all works, materials, and information provided to or otherwise obtained by Global as a result of this Agreement; and (v) at the time of acceptance, the Work and/or Service and each deliverable will conform to its specifications and Global's requirements and that for ninety (90) days following Global's acceptance, IDC shall correct and repair, at no cost to Global, any defect, malfunction or non-conformity that prevents such deliverable from conforming and performing as warranted.

2. 16. U.S. GOVERNMENT REGULATIONS. Without limiting IDC's obligation to comply with applicable laws and regulations as contained in this Agreement, IDC agrees to comply with the following contract clauses, to the extent those clauses are applicable to IDC:

         Federal Acquisition Regulation P. 52.222-26, Equal Opportunity (E.O. 11246); Federal Acquisition Regulation P. 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212); and Federal Acquisition Regulation P. 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793).

                  The full text of those clauses, which may be found in 48 United States Code of Federal Regulations (C.F.R.) Chap 1, are incorporated into the text of this order. The version of the clause in effect as of the date this Agreement is applicable.

1. 17. NO GRATUITIES. By entering into this Agreement, IDC certifies that it and its representatives did not offer, solicit, accept or provide (or attempt to offer, solicit, accept, or provide) any gratuity (entertainment, gifts, money, or other thing of value) to Global or any of Global's representatives for the purposes of obtaining or rewarding favorable treatment in connection with this Agreement. IDC agrees to indemnify Global for any liabilities, costs, damages, or expenses it incurs (including attorneys' fees, costs of investigation and expenses) as a consequence of any such gratuity being offered, solicited, accepted or provided by IDC or IDC's representatives or any attempt to do so.

2. 18. COMPLIANCE WITH LAWS. IDC's Work or Services hereunder shall be in compliance with and in accordance with and in all respects conform to all applicable statutes, laws, rules, order, regulations, administrative or judicial order or decree of any federal, state, local, foreign or other political, judicial or administrative body, and Seller shall obtain all necessary permits and licenses. Without limiting the generality of the above, IDC shall comply with the Labor Standards Act (FLSA).

   19. MISCELLANEOUS.

       a. Global shall not be under any obligation to use IDC's name or give it credit of any kind for any Work performed or Services provided or deliverables prepared or furnished by IDC; nor may IDC use Global Global's name or trademark in connection with the Work performed or Services provided and deliverables prepared for Global or in any manner, expressly or impliedly, which may tend to convey the impression that IDC's services indicate an endorsement by Global of its services, without the prior written consent of Global.

       b. IDC and Global agree that they will not, without prior written consent of the other party, make any news release or public announcement, confirmation or denial with respect to the Agreement or any discussions or negotiations culminating herein or the fact or nature of IDC's or Global's participation hereunder or any phase of the Work or Services provided hereunder.

       c. IDC acknowledges and agrees that it has no authority to bind or attempt to bind Global by contract or otherwise, or to represent to third parties that it has any right to so bind Global or to use Global's name in any connection of or for any purpose whatsoever, it being intended that IDC shall remain an independent contractor and be solely responsible for its own activities.

       d. Upon the occurrence of any strike, dispute or difference with workers, accident at Global's offices, storm, fire, explosions, Acts of God, war, embargo, governmental boycott or governmental action or any other event beyond Global's reasonable control, IDC shall upon notice from Global defer or postpone any further Services or Work pursuant to this Agreement and in such an event, no invoice shall be payable until cessation of such contingency and acceptance by Global of such Services or Work covered thereby and Global shall not be liable to IDC for any loss as a result of such deferral or postponement or any of such events.

       e. Articles, 2, 3, 6, 8, 9, 11, 12, 16 and 17 shall survive termination or expiration of this Agreement.

         IN WITNESS WHEREOF,
International Data Consultants, Inc.
By:
    ----------------------------
Name:
      ----------------------------

Title:
       ----------------------------

Date:
       ----------------------------

Global Entertainment By:

By:
    ----------------------------

Name:
      ----------------------------

Title:
      ----------------------------

Date:
      ----------------------------

                                   APPENDIX A

                         VCIO SERVICES AND COMPENSATION

SUMMARY OF ANTICIPATED DELIVERABLES
-----------------------------------
.. o Revised Global IT plan. . o Implementation management of Global IT plan . o Global business plan review and recommendations.

-        o        Evaluation and correction of existing Global IT and
                  Programming staff.

-        o        Formulation of technology strategies that are consistent with organizational objectives

-        o        Project planning and cost benefit analyses

-        o        Local (LAN) and Wide Area (WAN) Network design and
                  implementation

-        o        Security - internal and internet based

-        o        Internet/Intranet design, access procedures, firewall
                  design & implementation

-        o        Selection of applications, hardware, and telecommunications equipment design, implementation and maintenance

-        o        Email System

-        o        ERP/MRP selection and implementation evaluation & project
                  management

-        o        Computing Environment evaluation & redesign

-        o        Computer-based Multimedia System design & implementation

-        o        Document Imaging - scanning, storage and retrieval NOTE: All purchases of Hardware/Software whether for new installation, repair or upgrade, are the sole responsibility of Global
                  Entertainment, Inc.


IDC WILL BE COMPENSATED AS FOLLOWS:
-----------------------------------
-        o        The term of this contract is for 8 months, starting
                  August 1, 2004.

-        o        VCIO services are provided on an as needed basis.

-        o        All services are performed Monday thru Thursday, 9:00 AM to
                  6:00 PM.

-        o        Any services required before or after the indicated times or on weekends, without prior arrangement, will be charged additionally at a rate of $300 / hour.

-        o        VCIO services will be invoiced monthly at a rate of $7,000 per month for the first month and $9,000 for the remainder of the contract with a contract total of $70,000.

-        o        Should Global desire to terminate the contract early for any reason, time spent on the Global VCIO project will be recalculated at a rate of $300 per hour.

-        o        Global will be invoiced $7000 the first month and $9000
                  monthly thereafter per month contract rate.

-        o        During the VCIO contract IDC tech services will be invoiced at $90 per hour based on prepaid 75 hour blocks.